EXHIBIT 10.4

THIRD AMENDED AND RESTATED NOTE

June 10, 2008

$30,000,000	Minneapolis, Minnesota

The undersigned, jointly and severally, for value received, promise to pay to the order of LaSalle Bank National Association (the “Lender”) at the Administrative Agent’s Office (as defined in the Credit Agreement) the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

The undersigned, jointly and severally, further promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement.  Payments of both principal and interest are to be made in lawful money of the United States of America.

This Third Amended and Restated Note amends and restates that certain Second Amended and Restated Note dated August 15, 2007, in the original principal amount of $25,000,000 issued by the undersigned to the order of the Lender (the “Prior Note”).  It is expressly intended, understood and agreed that this Third Amended and Restated Note shall replace the Prior Note as evidence of such indebtedness of the undersigned to the Lender, and such indebtedness of the undersigned to the Lender heretofore represented by the Prior Note, as of the date hereof, shall be considered outstanding hereunder from and after the date hereof and shall not be considered paid (nor shall the undersigned’s obligation to pay the same be considered discharged or satisfied) as a result of the issuance of this Third Amended and Restated Note.

This Third Amended and Restated Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Revolving Credit Agreement, dated as of June 10, 2008, which amended and restated that certain 364-Day Revolving Credit Agreement, dated as of September 30, 2004, as amended by that certain First Amendment to 364-Day Revolving Credit Agreement dated as of August 25, 2005, that certain Second Amendment to 364-Day Revolving Credit Agreement dated as of March 31, 2006, that certain Third Amendment to 364-Day Revolving Credit Agreement dated as of May 19, 2006, that certain Fourth Amendment to 364-Day Revolving Credit Agreement dated as of August 15, 2007, and that certain Fifth Amendment to 364-Day Revolving Credit Agreement dated as of November 12, 2007 (as further amended, supplemented or modified, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain lenders party thereto and the Lender, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Third Amended and Restated Note may or must be paid prior to its due date or its due date accelerated.

This Third Amended and Restated Note is made under and governed by the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State.

WINMARK CORPORATION		GROW BIZ GAMES, INC.

By:	/s/ Brett D. Heffes	By:	/s/ Brett D. Heffes
Name: Brett Heffes		Name: Brett Heffes
Title: Chief Financial Officer and Treasurer		Title: Chief Financial Officer and Treasurer

WIRTH BUSINESS CREDIT, INC.		WINMARK CAPITAL CORPORATION

By:	/s/ Brett D. Heffes	By:	/s/ Brett D. Heffes
Name: Brett Heffes		Name: Brett Heffes
Title: Chief Financial Officer and Treasurer		Title: Chief Financial Officer and Treasurer